 Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE, THE REPAYMENT OF ALL INDEBTEDNESS EVIDENCED HEREBY AND THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER BY THE HOLDER HEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED ON OR ABOUT SEPTEMBER 30, 2017, BY AND BETWEEN CROSSROADS FINANCIAL GROUP, LLC AND THE INITIAL HOLDER HEREOF. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

Amended and Restated Convertible Secured Promissory Note

$18,000,000  November 8, 2017 (the “Amendment Date”)
CPN-3  Denver, Colorado

WHEREAS, MusclePharm Corporation, a Nevada corporation (the “Company”), previously issued to Ryan Drexler or his assigns (the “Holder”) (i) a convertible secured promissory note dated as of December 7, 2015, and amended as of January 14, 2017, in the original principal amount of $6,000,000 (the “First Convertible Note”), (ii) a convertible secured promissory note dated as of November 8, 2016, in the original principal amount of $11,000,000 (the “Second Convertible Note”) and (iii) a secured demand promissory note dated as of July 27, 2017, in the original principal amount of $1,000,000 (the “Demand Note”; together with the First Convertible Note and the Second Convertible Note, the “Prior Notes”);

WHEREAS, the First Convertible Note and the Second Convertible Note each currently mature on November 8, 2017, while the Demand Note is due and payable at any time on demand of the Holder;

WHEREAS, the Prior Notes are currently secured by a lien on and security interest in all of the assets and properties of the Company, as described in the Second Amended and Restated Security Agreement dated as of July 27, 2017, by and between the Company and the Holder (the “Prior Security Agreement”);

WHEREAS, pursuant to that certain Restructuring Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Restructuring Agreement”), the Company and the Holder have agreed to amend and restate the Prior Notes to, among other things, extend the maturity date of such instruments and make certain other amendments as set forth herein (the “Restructuring”); and

WHEREAS, after considering the other available strategic alternatives and funding sources available to the Company, the Board of Directors of the Company (the “Board”), on the recommendation of a special committee thereof, has determined that the Restructuring is necessary and advisable to ensure the Company’s ability to operate as a going concern and thereby protect the interests of the Company and its stockholders;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby amend and restate the terms of, and supersede in their entirety, the Prior Notes as follows:

For value received, the Company promises to pay to the Holder the principal sum of Eighteen Million Dollars ($18,000,000), plus interest on the outstanding principal amount at the rate of twelve percent (12%) per annum, in each case in accordance with the terms and subject to adjustment as set forth in this amended and restated note (this “Note”).

This Note is secured by a lien on and security interest in all of the assets and properties of the Company, as described in the Third Amended and Restated Security Agreement of even date herewith by and between the Company and the Holder (the “Security Agreement”).

This Note is subject to the following terms and conditions:

1. Maturity.

(a) Repayment. Unless earlier converted or repaid (as applicable) as provided in Sections 1(d), 2 or 3, all outstanding principal (including any PIK Interest) and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) plus the Event of Default Redemption Premium, as applicable (collectively, the “Conversion Amount”), shall be due and payable on December 31, 2019 (as such date may be accelerated solely in accordance with the terms hereof, the “Maturity Date”).

(b) Interest.

(i) Interest on this Note shall commence on the Amendment Date and shall continue and accrue daily at the applicable rate on the outstanding principal amount until paid in full or converted in accordance with this Note.

(ii) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

(iii) Accrued and unpaid interest shall be paid by the Company to the Holder in cash on the last day of each calendar quarter (each such date, an “Interest Payment Date”), provided that, at the irrevocable election of the Company (as determined by the independent directors of the Board) made in writing by notice to the Holder at least two (2) business days prior to any Interest Payment Date, and so long as no Event of Default has occurred and is then continuing, the Company may elect to pay the PIK Amount of such interest either (at the sole option of the independent directors of the Board) (i) in kind by increasing the principal amount of this Note by such PIK Amount, or (ii) in shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), at the closing price per share on the last business day of such calendar quarter immediately preceding such Interest Payment Date, rounded down to the nearest whole share on such Interest Payment Date. The “PIK Amount” shall, in respect of any Interest Payment Date, be an amount equal to one-sixth of the interest otherwise payable on such Interest Payment Date. Any interest paid in kind by adding such interest then due to the unpaid principal amount shall be referred to as “PIK Interest.”

(iv) Any interest not paid when due in cash (including any PIK Interest) shall be capitalized and added to the principal amount of this Note and shall bear interest, compounded annually, along with all other unpaid principal, capitalized interest and other capitalized obligations hereunder.

(c) Events of Default.

(i) Notwithstanding Section 1(a) above, at the option and upon the declaration of the Holder and upon written notice to the Company, the entire Conversion Amount shall become due and payable upon an Event of Default. The occurrence of the following shall constitute an “Event of Default”:

(1) the Company fails to pay any and all unpaid principal, accrued and unpaid interest and all other amounts owing under the Note and the Security Agreement when due and payable pursuant to the terms of the Note, provided, however, that an Event of Default shall not be deemed to have occurred on account of a failure to pay due solely to an administrative or operational error of any depositary institution that is crediting by ACH or wiring such payment if the Company had the funds to make the payment when due and payment is received by the Holder within two (2) business days following the Company’s knowledge of such failure to pay;

(2) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors;

(3) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(4) the Company breaches any other material term of this Note or the Security Agreement (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the earlier of the date on which (x) the Holder has given notice of such breach to the Company and (y) the Company has actual knowledge of such breach);

(5) the Company amends or modifies the terms of any existing indebtedness in a manner that increases the principal amount thereof or the interest rate applicable thereto, accelerates the maturity of the obligations thereunder or otherwise adversely affects the Holder; provided, that, the foregoing shall not constitute an Event of Default if undertaken, caused, approved or voted in favor of by the Holder in his capacity as an employee, officer or director of the Company;

(6) a final judgment or judgments for the payment of money aggregating in excess of $100,000 that are not covered by insurance or an indemnity from a creditworthy party are rendered against the Company and/or any of its subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(7) the Company fails to pay, when due, giving effect to any applicable grace period, any payment with respect to any funded indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured funded indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with U.S. generally accepted accounting principles) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, other than unsecured trade obligations in the ordinary course of business, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder; provided, that, the foregoing shall not constitute an Event of Default if undertaken, caused, approved or voted in favor of by the Holder in his capacity as an employee, officer or director of the Company; or

(8) there exists any circumstances or events that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations or financial condition of the Company and its subsidiaries, taken as a whole; provided, that, the foregoing shall not constitute an Event of Default if such circumstances or events are undertaken, caused, approved or voted in favor of by the Holder in his capacity as an employee, officer or director of the Company;

provided, however, that all obligations under this Note, including without limitation all principal (including any PIK Interest) and all accrued and unpaid interest, shall be accelerated, and shall be immediately and automatically due and payable (together with the Event of Default Redemption Premium, as applicable) without any notice to the Company or other action, upon the occurrence of any Event of Default described in clause (2) or (3) of this Section 1(c)(i).

(ii) Notwithstanding anything to the contrary contained in this Note, at the option of the Holder, at any time after the occurrence and during the continuance of an Event of Default described in clause (1) of Section 1(c)(i), the unpaid principal of this Note from time to time outstanding (including any PIK Interest) and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate. For purposes of this Section 1(c)(ii), “Default Rate” shall mean the rate per annum that is two (2%) greater than the rate that is otherwise applicable to the obligations under this Note, but in no event greater than the Maximum Rate (as defined below). Application of the Default Rate shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent the Holder from exercising any other rights or remedies available to the Holder with respect to such Event of Default.

(d) Conversion. The Holder may at any time, and from time to time, in the sole discretion of the Holder, upon written notice to the Company, elect to convert all or a portion of the Conversion Amount into shares of the Common Stock, at a price per share equal to one dollar and eleven cents ($1.11), rounded down to the nearest whole share.

(e) Change of Control. The Company shall not enter into any agreement that would effect, and shall not effect, any Change of Control (as defined below) unless the Company has provided the Holder with at least fifteen (15) days’ advance written notice of such Change of Control, including the anticipated consideration to be received by the holders of the Company’s Common Stock, and has otherwise provided the Holder with a meaningful opportunity to exercise its conversion rights hereunder prior to the consummation of such Change of Control; provided, that, the Holder shall maintain the confidentiality of any information provided to it pursuant to this paragraph. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, in each case pursuant to which the stockholders of the Company immediately prior to such merger, consolidation or other capital reorganization or business combination transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting capital stock. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation or (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s voting capital stock immediately before such transaction. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction directly or indirectly beneficially own voting capital stock representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

2. Mechanics and Effect of Conversion.

(a) Effectiveness of Conversion. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with respect to that portion of the Conversion Amount being converted, including without limitation the obligation to repay such portion of the principal amount and accrued and unpaid interest. Principal and accrued and unpaid interest on this Note will be converted proportionally unless otherwise specified by the Holder. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(b) Issuance of Certificates. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

(c) Fractional Shares. No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount in cash equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to any fees and expenses due and payable hereunder, then to accrued and unpaid interest, and then the remainder shall be applied to principal. The Company may prepay this Note in whole or in part at any time following at least fifteen (15) and no more than sixty (60) days’ advance written notice to the Holder, provided that the Holder shall retain all rights of conversion until the date of repayment, notwithstanding the pendency of any prepayment notice, and provided further that upon the occurrence and during the continuance of an Event of Default, any such prepayment shall be subject to the Event of Default Redemption Premium.

4. Adjustment Provisions. If after the Amendment Date the Company shall make or issue, or shall fix a record date for the determination of eligible holders of its capital stock entitled to receive, a dividend or other distribution payable with respect to the Common Stock that is payable in securities of the Company, assets (including cash), or rights or warrants to purchase shares of Common Stock or securities convertible into shares of Common Stock (each, a “Dividend Event”), and such dividend or other distribution is actually made, then, and in each such case, the Holder, upon conversion of all or a portion of the Conversion Amount into shares of Common Stock at any time after such Dividend Event, shall receive, in addition to the Common Stock issuable upon such conversion of the Note, the securities or other assets, rights or warrants that would have been issuable to the Holder had the Holder, immediately prior to such Dividend Event, converted such Conversion Amount into Common Stock.

5. Event of Default Redemption Premium. Notwithstanding anything to the contrary contained in this Note, upon the occurrence and during the continuance of any Event of Default, any conversion, redemption, payment, or prepayment of this Note under any circumstances (including whether voluntary or involuntary, whether prior to or following any acceleration, and whether or not during or in connection with any bankruptcy or similar proceeding) shall be in an amount equal to the sum of (i) the product of (a) the sum of all outstanding principal (including any PIK Interest) and all accrued interest and (b) one hundred and five percent (105%) and (ii) all fees and expenses and all other amounts owing in connection with this Note and the Security Agreement; provided, that, any amount provided for in clause (ii) shall, in connection with any conversion, be paid in cash. The difference between the product calculated under clause (i) of the prior sentence and the sum described in clause (i)(a) of such sentence shall be referred to as the “Event of Default Redemption Premium.”

6. Covenants.

(a) Restrictions on Additional Indebtedness and Liens and Subordination. The Company may not incur or suffer to exist any Indebtedness (as defined below) other than Permitted Indebtedness (as defined below) or any Lien (as defined below) other than Permitted Liens (as defined below).

(i) “Indebtedness” shall mean any and all indebtedness for borrowed money; all obligations in respect of any deferred purchase price; all obligations in respect of capital leases; all reimbursement obligations in respect of letters of credit, surety bonds and similar instruments; all obligations evidenced by notes, bonds, loan agreements, debentures and similar instruments; and all guarantee obligations and contingent obligations in respect of any of the foregoing.

(ii) “Permitted Indebtedness” shall mean (a) Indebtedness evidenced by this Note; (b) Indebtedness in respect of taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Company maintains adequate reserves therefor; (c) Indebtedness existing as of the date hereof and set forth on the schedule of Permitted Indebtedness attached hereto, or pursuant to an instrument set forth on such schedule; (d) Indebtedness to trade creditors (including suppliers) incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (e) extensions, refinancings, repayment and renewals of the obligations under this Note and under any Permitted Indebtedness described in clause (d) above, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company, and (f) Subordinated Indebtedness incurred after the date of this Note and approved by a majority of the independent directors of the Board.

(iii) “Subordinated Indebtedness” means secured and/or unsecured Indebtedness expressly subordinated to the obligations of the Company to the Holder hereunder and under the Security Agreement, including in payment and lien priority.

(iv) “Lien” shall mean any lien, claim, encumbrance or similar interest in or on any asset, including without limitation any security interest or mortgage.

(v) “Permitted Lien” shall mean (a) Liens securing Indebtedness evidenced by this Note; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that the Company maintains adequate reserves therefor; (c) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which the Company has established adequate reserves; (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; (e) Liens on equipment (including capital leases) to secure purchase money Indebtedness existing as of the date hereof, or any permitted refinancing thereof, so long as such security interests do not apply to any property of the Company other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment, and provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, or refinanced (as may have been reduced by any payment thereon) does not increase; (f) Liens on accounts, inventory, machinery, equipment, instruments, documents, chattel paper, general intangibles and other assets to secure purchase money Indebtedness under agreements set forth on the schedule of Permitted Indebtedness attached hereto and (g) Liens to secure the obligations under agreements set forth on the schedule of Permitted Liens attached hereto.

7. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction other than Section 5-1401 of the General Obligations Law of the State of New York.).

9. Jurisdiction. Each of the Company and the Holder irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate or individual domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on the Company or the Holder, as applicable, by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under this Note.

10. Waiver of Jury Trial. Each of the Company and the Holder hereby irrevocably waives any and all right to trial by jury in any proceeding.

11. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records; provided, that, any notice to the Company by the Holder also shall be provided to the independent directors of the Board.

12. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Holder and each transferee of this Note.

13. Entire Agreement. This Note, together with the Security Agreement and the Restructuring Agreement, constitutes the entire agreement between the Company and the Holder pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Company and the Holder are expressly canceled.

14. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

15. Action to Collect on Note. The Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection or enforcement of this Note or any obligation hereunder, including without limitation during or in the context of any bankruptcy, receivership, trusteeship, reorganization or insolvency proceeding or other proceeding under any other law for the relief of, or relating to, debtors, now or hereafter in effect, and all such amounts shall be payable on demand (or, if the Holder is prevented by applicable law from making demand, as and when incurred by the Holder) and, if not paid when due, shall be capitalized and become part of the principal amount of this Note, and interest shall accrue thereon as set forth for other principal amounts under this Note.

16. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

17. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

18. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify (but only to the extent of and out of Company assets) the Holder against all reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Holder in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Holder is involved, as a party or otherwise, or with which the Holder may be threatened, arising in connection with this Note or the Security Agreement (each, an “Action”), except to the extent the same has been finally adjudicated to constitute fraud, gross negligence or willful misconduct of the Holder or a breach by the Holder of this Note or the Security Agreement. Promptly after receipt by the Holder of notice of the commencement or threatened commencement against it of any third party Action, the Holder will notify the Company. The Company will be entitled to assume the defense of the Action unless the Holder shall have reasonably concluded that a conflict may exist between the Company and the Holder in conducting the defense of the Action. If the Company assumes the defense of any Action in accordance with the provisions of this Section, it will not be liable to the Holder for any legal or other expenses subsequently separately incurred by the Holder in connection with the defense of such Action. The Company shall not be liable for any settlement of a third-party Action effected without its written consent, which consent may not be unreasonably withheld.

19. Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

20.           Reaffirmation; Amendment and Restatement. The Company has created a lien on and security interest in all of the assets and properties of the Company in favor of the Holder to secure its obligations hereunder, pursuant to the Security Agreement. The Company hereby acknowledges that it has reviewed the terms and provisions of this Note and consents to the amendment and restatement of the Prior Notes effected pursuant to this Note. The Company hereby confirms that the Security Agreement will continue to secure, to the fullest extent possible in accordance with the Security Agreement, the payment and performance of the obligations set forth herein, as applicable now or hereafter existing, and that this Note does not constitute a novation of the obligations and liabilities existing under the Prior Notes or the Prior Security Agreement. The Company and the Holder hereby agree that, on the Amendment Date, the terms and provisions of the Prior Notes shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Note, and the terms and provisions of the Prior Notes shall be superseded by this Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Convertible Secured Promissory Note as of the date indicated herein.

MusclePharm Corporation

By:	/s/ Brian Casutto
Name Brian Casutto
Title Executive Vice President, Sales & Operations

Acknowledged and Agreed:

Ryan Drexler

/s/ Ryan Drexler

Schedule of Permitted Indebtedness

Purchase and Sale Agreement, dated as of January 11, 2016, between the Company and Prestige Capital Corporation, as amended or modified through the date hereof, and as hereafter amended or modified with the consent of the Holder in his capacity as such or as a director or officer of the Company, providing for aggregate borrowings up to a maximum principal amount of $10,000,000.

Loan and Security Agreement, dated as of October 6, 2017, among the Company, Canada MusclePharm Enterprises Corp. and Crossroads Financial Group, LLC, as amended or modified through the date hereof, and as hereafter amended or modified with the consent of the Holder in his capacity as such or as a director or officer of the Company, providing for aggregate borrowings up to a maximum principal amount of $3,000,000.

Capital leases outstanding at June 30, 2017 described in Note 9 to the Condensed Consolidated Financial Statements contained in the Company’s 10-Q for the quarter ended June 30, 2017.

Schedule of Permitted Liens

Loan and Security Agreement, dated as of October 6, 2017, among the Company, Canada MusclePharm Enterprises Corp. and Crossroads Financial Group, LLC, as amended or modified through the date hereof, and as hereafter amended or modified with the consent of the Holder in his capacity as such or as a director or officer of the Company, providing for aggregate borrowings up to a maximum principal amount of $3,000,000.

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